                                                                    Exhibit 10.2

DATED                                                      AUGUST 12, 2005

(1)   Elcom Systems Limited

(2)   IMPAQ Business Solutions Limited

(3)   PA Consulting Services Limited

(4)   @UK plc

(5)   PA Shared Services Limited

                            REVENUE SHARING AGREEMENT

                                                                    Exhibit 10.2

                                    CONTENTS

CLAUSE                                                                     PAGE
1.  INTERPRETATION.......................................................    4
2.  COMMENCEMENT AND TERM................................................    8
3.  OBLIGATION OF PASSL..................................................    9
4.  OBLIGATIONS OF THE CONSORTIUM MEMBERS................................    9
5.  THE STEERING COMMITTEE AND AUTHORISED REPRSENTATIVES.................   10
6.  COSTS RECOVERABLE THROUGH AGREED MECHANISM...........................   11
7.  PSB SET UP COSTS.....................................................   12
8.  VALUE ADDED SERVICES.................................................   12
9.  SET OFF..............................................................   13
10. INTEREST ON LATE PAYMENT.............................................   13
11. NO PARTNERSHIP AGENCY OR EMPLOYMENT..................................   13
12. BANK ACCOUNT.........................................................   14
13. ACCOUNTS AND FINAL RECONCILIATION....................................   14
14. LIABILITY OF THE PARTIES.............................................   16
15. EXPELLED PARTIES.....................................................   18
16. CONFIDENTIALITY......................................................   19
17. TAXATION.............................................................   19
18. DISPUTES.............................................................   20
19. GENERAL..............................................................   20
20. NOTICES..............................................................   21
21. AMENDMENTS...........................................................   23
22. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999.........................   24
23. GOVERNING LAW AND JURISDICTION.......................................   24

                                                                    Exhibit 10.2

THIS AGREEMENT is made the 12th day of August 2005

BETWEEN:

      1 Elcom Systems Limited (registered number 2838561) whose registered office is at Forest House , 3-5 Horndean Road, Bracknell,RG12 0XQ; ("ELCOM")

      2 IMPAQ Business Solutions Limited (registered number 03800294) whose registered office is at Lantern House, Walnut Tree Close, Guildford, Surrey, GU1 4TX; ("IMPAQ")

      3 PA Consulting Services Limited (registered number 00414220) whose registered office is at 123 Buckingham Palace Road, London SW1W 9SR; ("PACS") also the ("GUARANTOr").

      4 @UK plc (registered number 03732253) Unit 5 Jupiter House Calleva Park Aldermaston Reading RG7 8NN;("@UKPLC")

      5 PA Shared Services Limited (registered number 05234104) whose registered office is at 123 Buckingham Palace Road, London SW1W 9SR;("PASSL")

BACKGROUND:

(A) PASSL has signed or is due to sign a Framework Agreement with OGC which obliges PASSL to provide and maintain an e-procurement system called the Zanzibar System;

(B) PASSL has requested the assistance of various sub-contractors (the other parties to this Agreement) to assist in the provision of the Zanzibar System and to ensure compliance with their respective duties and obligations under the Framework Agreement and other associated agreements;

(C) In consideration of PASSL signing the Framework Agreement and the Consortium agreeing to provide certain services to PASSL, PASSL agrees, subject to the terms of the Agreement, to reimburse each Consortium Member certain defined set up costs and value added costs as incurred, and to share Annual Subscriptions in agreed proportions; and

(D) The Guarantor has agreed to provide a performance guarantee in favour of OGC and PSB's for PASSL's obligations under the Framework Agreement and its associated agreements.

OPERATIVE PROVISIONS

1.    INTERPRETATION

1.1 In this Agreement the following expressions shall have the following meanings unless inconsistent with the context:

      "ACCOUNTING PERIOD"                 Means the most recent quarter within a
                                          financial year at any given time. For
                                          the avoidance of doubt, the relevant
                                          quarter end dates are the last Friday
                                          in March, June, September and on the
                                          31st December and the first Accounting
                                          Period shall run from the Effective
                                          Date to the first quarter end date to
                                          occur following the Effective Date;

      "ADDITIONAL RISK PREMIUM"           Has the meaning set out in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;

      "AFFILIATE"                         Means in relation to a company, any
                                          holding company, subsidiary,
                                          subsidiary undertaking or fellow
                                          subsidiary or subsidiary undertaking
                                          or any other subsidiaries or
                                          subsidiary undertakings of any such
                                          holding company. For the purposes of
                                          this definition the words "subsidiary"
                                          and "holding company" shall have the
                                          same meaning as in the Companies Act
                                          1985;

      "AGREED MECHANISM"                  Has the meaning set out in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;

      "AGREED PROPORTION"                 Has the meaning set out in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;

      "BUSINESS DAY"                      Means any day other than a Saturday or
                                          Sunday or a public or bank holiday in
                                          England;

      "CENTRAL MANAGEMENT COSTS"          Has the meaning set out in Schedule
      OR "CMC"                            ERROR! REFERENCE SOURCE NOT FOUND.;

      "COLLECTION ACCOUNT"                Means the current or deposit accounts
                                          to be
                                          opened by PASSL pursuant to
                                          clause 12.1;

      "CONSORTIUM MEMBER(s)"              Means the individual parties that make
                                          up the Consortium and such Consortium
                                          Members are PACS, @UKplc, ELCOM and
                                          IMPAQ;

      "CONSORTIUM"                        Means those parties that on or around
                                          the date of this Agreement have
                                          entered into Sub-Framework Agreements
                                          of even date for the purpose of
                                          supplying and delivering the Zanzibar
                                          System and associated services via
                                          PASSL;

      "CORE SET-UP COSTS" OR "CSUC"       Has the meaning set out in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;

      "COSTS" Means the Core Set Up Costs, PSB Hosting Costs, and Central Management Costs;

      "DEVELOPMENT POOL"                  Means the development pool specified
                                          in section 5 of Schedule 4 of the
                                          Framework Agreement;

      "DIRECT COSTS" OR "DC"              Means the direct costs as set out in
                                          Schedule ERROR! REFERENCE SOURCE NOT
                                          FOUND.;

      "DISPUTE RESOLUTION PROCEDURE"      Means the procedure contained in
                                          Schedule ERROR! REFERENCE SOURCE NOT
                                          FOUND.;

      "EFFECTIVE DATE"                    Means the date of the last signature
                                          to this Agreement;

      "FRAMEWORK AGREEMENT"               Means the Framework Agreement entered
                                          into between PASSL and OGC of even
                                          date;

      "INTEREST INCOME"                   Means interest received or credited to
                                          the Collection Account;

      "LOAN"                              Means an intra-group loan facility
                                          made by PACS to PASSL;

      "OGC CHARGE"                        2.5% of any amount invoiced by PASSL
                                          to a PSB under any Service Provision
                                          Agreements in any given Accounting
                                          Period;

      "OGC" Means the counterparty to the Framework Agreement, namely the Lords Commissioners of Her Majesty's Treasury as represented by
                                          OGCbuying.solutions and includes its
                                          successors or assigns;

      "OTHER INCOME" OR "OE"              Has the meaning set out in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;

      "PERFORMANCE GUARANTEE"             Means the performance guarantee to be
                                          provided by PACS in favour of OGC
                                          guaranteeing the obligations of PASSL
                                          under the Framework Agreement and
                                          Service Provisions Agreements;

      "PERFORMANCE INCENTIVES"            Means the amounts payable to PSB's in
                                          respect of service level breaches
                                          pursuant to the Service Provision
                                          Agreements;

      "PSB HOSTING COSTS" OR "PSBHC"      Has the meaning set out in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;

      "PSB SET-UP COSTS"                  Means the fees chargeable by a
                                          Consortium Member for the set - up and
                                          initial configuration of the Zanzibar
                                          System for a PSB;

      "PSB" Means any public sector body, buying organisation or other body that has a right to use the Zanzibar System with whom PASSL enters into a Service Provision Agreement;

      "RELEVANT FUNDS"                    Has the meaning set out in Clause 7.2;

      "RISK PREMIUM"                      Has the meaning set out in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;

      "SERVICE PROVISION AGREEMENT"       Has the same meaning as is defined in
                                          the Framework Agreement;

      "SERVICES"                          Means the services to be provided to
                                          OGC or a

                                          PSB or supplier under the Framework
                                          Agreement, Service Provision Agreement
                                          or Supplier Agreement as the case may
                                          be;

      "STEERING COMMITTEE"                Means the committee formed pursuant to
                                          Clause 5;

      "SUB-FRAMEWORK AGREEMENT"           Means the framework agreements entered
                                          into individually between each member
                                          of the Consortium and PASSL of even
                                          date which enable PASSL to provide the
                                          Services;

      "SUBSCRIPTION REVENUE" OR "SR"      Means the revenue received by PASSL
                                          from a PSB for use of the Zanzibar
                                          System derived from the Annual
                                          Subscription Charges as defined in the
                                          Framework Agreement;

      "SUPPLIERS"                         Has the same meaning as it is defined
                                          in the Framework Agreement;

      "SUPPLIER AGREEMENT"                Has the same meaning as it is defined
                                          in the Framework Agreement;

      "VALUE ADDED RELEVANT FUNDS"        Has the meaning set out in Clause 8.2;

      "VALUE ADDED SERVICE"               Has the meaning specified in Schedule
                                          4 of the Framework Agreement;

      "VOLUME DISCOUNT"                   Has the meaning specified in Schedule
                                          4 of the Framework Agreement;

      "WARRANTY RETENTION"                Means a percentage of the revenue from
                                          the Services that is received by PASSL
                                          which is retained to cover potential
                                          warranty or indemnity claims more
                                          particularly described in Schedule
                                          ERROR! REFERENCE SOURCE NOT FOUND.;
                                          and

      "ZANZIBAR SYSTEM"                   Has the same meaning as it is defined
                                          in the

                                          Framework Agreement.

1.2 Any reference to a statute or statutory provision shall be construed as a reference to the same as from time to time amended, modified, extended, re-enacted, consolidated, or replaced.

1.3 The headings to the clauses and Schedules of this Agreement are for convenience only and shall not affect its construction or interpretation.

1.4 In this Agreement the masculine includes the feminine and the neuter, and the singular includes the plural and vice versa as the context shall admit or require.

1.5 References to "parties" are references to the parties to this Agreement as may be varied from time to time, and the expression "person" means any individual, firm, body corporate, unincorporated association, partnership, government, state or agency of a state or joint venture.

1.6 Any obligations on a party not to do or omit to do anything includes an obligation not to allow that thing to be done or omitted.

1.7 References to "consent" or words to similar effect mean a consent given in advance in writing signed by or on behalf of the party whose consent is to be given.

1.8   References to "goods" include any plant, tools or equipment.

2.    COMMENCEMENT AND TERM

2.1 This Agreement shall commence on the Effective Date and shall expire when the Framework Agreement and Service Provision Agreements terminate, expire or are novated to OGC (or any third party other than an Affiliate of PASSL) whichever is the later and when all Subscription Revenue, Risk Premium and Additional Risk Premium and any interest thereon have been distributed that arise from the Framework Agreement and its associated documents.

2.2   The provisions of Clauses 11, 13, 14, 14.9, 16, 18 19, 20, 21, 22 and 23
      shall continue to bind the parties following expiration of this Agreement or expulsion of any party pursuant to Clause 14.9 or otherwise and all other clauses in this Agreement which expressly or impliedly have effect after termination shall continue to be enforceable notwithstanding termination.

3.    OBLIGATION OF PASSL

3.1 PASSL shall at all times comply with the Framework Agreement, the Sub-Framework Agreements and the Service Provision Agreements.

3.2 PASSL has agreed to be the counterparty to all agreements with the OGC, PSB's and Suppliers in reliance upon the commitments of Consortium Members set out in the Sub-Framework Agreements.

3.3 In consideration of the Consortium Members providing the Services in accordance with the Sub-Framework Agreements, PASSL shall:

      3.3.1 Pay each of the Consortium Members the PSB Set Up Costs and costs for the Value Added Services subject to the terms of this Agreement; and

      3.3.2 Share a proportion (if any is applicable under the Agreed Mechanism) of the Subscription Revenue, Risk Premium and Additional Risk Premium and any Other Income in accordance with the terms of this Agreement.

3.4 In consideration of PACS providing the Performance Guarantee, PASSL shall indemnify and hold harmless PACS against all claims under the Performance Guarantee.

4.    OBLIGATIONS OF THE CONSORTIUM MEMBERS

4.1 The Consortium Members shall at all times comply with their Sub-Framework Agreement, and shall co-operate with PASSL, under the terms of the Sub-Framework Agreement, to enable PASSL to comply with its obligations under Clause 3.1 above.

4.2 PACS agrees to provide a Loan, on demand of PASSL, to PASSL. PACS will charge PASSL interest on the Loan calculated monthly and at an interest rate set monthly. Interest shall accrue until it is repayable under Clauses 4.4 and 4.5. The Loan will be provided on similar terms to other loans provided within the PA Group of companies or such other rate as the Inland Revenue determine should properly be chargeable under schedule 28AA Taxes Act 1988. At the date of this Agreement those terms provide for interest to be charged at the LIBOR rate rounded up to the nearest 0.25% plus 1%. At the start of each calendar month PACS will advise PASSL of the interest rate for that month. Advances made within the month will accrue interest at the market rate applicable for the remaining part of that month

4.3 PASSL agrees that the aggregate of all advances made by PACS under the Loan shall not exceed (pound)300,000 (three hundred thousand pounds) (excluding interest) except in the absolute discretion of PACS.

4.4 Subject to clause 4.5, each advance of the Loan will be repayable and all interest accrued but unpaid will be payable on the 31st of December in the year that the advance was made.

4.5 Advances made during and up to the end of the first calendar year of this Agreement will be repayable on the 31st of December in the following year. The interest accrued on advances made up to 31st of December in the first calendar year of this Agreement will be payable by PASSL on the 31st December 2005.

4.6 PASSL shall use Subscription Revenue to pay the accrued interest and repay the Loan advances when due.

4.7 If PASSL has insufficient Subscription Revenue from which to pay the accrued interest and/or Loan advances when due, then each Consortium Member agrees to meet the Loan obligations of PASSL to the extent of their Agreed Proportion as at the date the Loan advances and any accrued interest are due. In order to ensure that all Consortium Members pay the costs of the loan in their cumulative Agreed Proportion over the life of the Agreement, any amounts repaid in prior years will be recalculated at the end of each subsequent year based on the latest Agreed Proportion for each Consortium Member and any changes will be reflected in the following settlement to that Consortium Member from Subscription Revenue. In this event, PASSL will render an invoice to each Consortium Member which will be payable on within 10 Business Days of receipt of the invoice.

4.8 PASSL shall inform the Steering Committee of the amount of the Loan outstanding on a monthly basis.

5.    THE STEERING COMMITTEE AND AUTHORISED REPRSENTATIVES

5.1 The parties shall form a Steering Committee for the purpose of co-ordinating delivery of the Services. Each party shall appoint one representative to the Steering Committee.

5.2 Individuals who are members of the Steering Committee may be replaced at the discretion of the party appointing them.

5.3 The parties shall forward details of any request for Services to the Steering Committee who shall make a decision as to which Consortium Member should undertake or offer to undertake the service in question. In the absence of agreement the matter shall be decided by PASSL taking into account any representations made by the Steering Committee.

5.4 Each Consortium Member shall appoint an authorised representative who may approve any aggregation discounts as set out in Schedule 4 of the Framework Agreement. A Consortium Member may change the authorised representative on written notice to all parties to this Agreement.

5.5 Where any matter is stated in this Agreement to be decided by the Steering Committee then the Steering Committee's decision must be a unanimous decision unless expressly stated otherwise.

6.    COSTS RECOVERABLE THROUGH AGREED MECHANISM

6.1 Each member of the Consortium will bear its own Core Set Up Costs, PSB Hosting Costs and Central Management Costs and will not invoice PASSL for any of these costs.

6.2 At the date of signature of this Agreement each Consortium Member will provide accurate details of all Costs incurred to the date of signature and each month thereafter will provide accurate details of all Costs incurred in the previous calendar month not less than 10 days after the end of a calendar Month.

6.3 Each Consortium Member can only recover their Costs through the Agreed Mechanism.

6.4 If a component has been substituted in the Zanzibar System because it was supplied by a Consortium Member other than in accordance with the Sub-Framework Agreement and the overriding requirements set out in the Framework Agreement then the Costs of that Consortium Member will be reduced pro rata by the Steering Committee and in the absence of unanimous agreement as to the reduction, by the directors of PASSL considering any representations of the Steering Committee. The pro rata reduction will be calculated by taking the cost of the component substituted, dividing it by the expected length that that component was expected to support the Zanzibar System (not greater than five years) and multiplying it by the number of years in which that cost for the component has been included in the calculation for the Agreed Proportion for that Consortium Member to the date of substituted.

6.5 If the members of the Steering Committee unanimously agree then a Consortium Member may adjust its Core Set-Up Costs and/or Central Management Costs to include other costs, such agreement of the Steering Committee shall be recorded in writing and state expressly the amounts and periods to which such agreement relates.

7.    PSB SET UP COSTS

7.1 PASSL will invoice the PSB's for the PSB Set Up Costs as soon as practicable in accordance with the relevant Service Provision Agreement provided it has all relevant information from the relevant Consortium Member.

7.2 PSB Set Up Costs incurred by a member of the Consortium can be invoiced to PASSL at anytime after the invoice to the relevant PSB has been raised however these invoices will only be paid by PASSL when payment for the PSB Set Up Costs is received by PASSL from the relevant PSB ("Relevant Funds"). If PASSL is required to gross up any payments in accordance with Clause 17.3 the fees chargeable by a member of the Consortium may only be invoiced to the extent that Relevant Funds are available. Payment in respect of PSB Set Up Costs will be paid by PASSL within 5 Business Days after receipt of the Relevant Funds or the invoice whichever is the later. PASSL shall notify the affected Consortium Member(s) if it has notice that payment in respect of an invoice referred to in this clause is being withheld by the relevant PSB.

8.    VALUE ADDED SERVICES

8.1 PASSL will invoice the PSB's or Suppliers for any Value Added Services as soon as practicable in accordance with the underlying contract provided it has all relevant information from the relevant Consortium Member.

8.2 The fees chargeable by a member of the Consortium for providing Value Added Services can be invoiced to PASSL at any time after the invoice to the relevant PSB has been raised however these invoices will only be paid by PASSL when the payment for

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      the Value Added Services specified in Clause 8.1 is received by PASSL
      ("Value Added Relevant Funds"). If PASSL is required to gross up any payments in accordance with Clause 17.3 the fees chargeable by a member of the Consortium may only be invoiced to the extent that Value Added Relevant Funds are available. Payment of any invoice from the Consortium Member in respect of the fees chargeable for Value Added Services (less any deductions for Warranty Retention) will be paid by PASSL within 5 Business Days after receipt of the Value Added Relevant Funds or the invoice whichever is the later. PASSL shall notify the affected Consortium Member(s) if it has notice that payment in respect of an invoice referred to in this clause is being withheld by the relevant PSB.

8.3 PASSL may decide that the revenue from the Value Added Services may be subject to a Warranty Retention determined in accordance with the procedure set out in Schedule ERROR! REFERENCE SOURCE NOT FOUND.

8.4 Any monies retained for Warranty Retention will be paid in accordance with Schedule ERROR! REFERENCE SOURCE NOT FOUND. to the relevant Consortium Member.

9.    SET OFF

9.1 PASSL will be entitled to set off any monies owing from a Consortium Member from monies that may be payable from time to time to that Consortium Member under this Agreement or the relevant Sub-Framework Agreement.

10.   INTEREST ON LATE PAYMENT

10.1 A party (the "DEBTOR") shall at the request of the other party pay interest at the rate set out in Clause 4.2 on all money due to that other party under this Agreement and unpaid, calculated on the amount outstanding from the due date up to (and including) the date of full payment, provided that the party to whom the money is due has given the Debtor notice in writing of the late payment and the Debtor has failed to make payment within 15 days of the date of receipt by the Debtor of such notice.

11.   NO PARTNERSHIP AGENCY OR EMPLOYMENT

11.1 Nothing contained in this Agreement, and no action taken by the parties pursuant to this Agreement, shall be deemed to constitute a relationship between the parties of partnership, agency or employer and employee.

12.   BANK ACCOUNT

12.1 PASSL shall open accounts which shall be called the Collection Accounts, and the following provisions shall apply:

      12.1.1 All payments received by PASSL in relation to the Framework Agreement or associated agreements shall be paid into the Collection Accounts.

      12.1.2 PASSL may decide to which Collection Account any payments received should be made and may transfer sums from one type of Collection Account to another subject to the provisions of this Clause 12.

      12.1.3 During the term of this Agreement withdrawals from the Collection Accounts and all instructions to the bank shall be handled by PASSL in accordance with the terms of this Agreement.

      12.1.4 Save for any deposit required to open or maintain the Collection Accounts no sums other than sums received pursuant to the Framework Agreement, the Sub-Framework Agreement, any Service Provision Agreements and any interest on deposits shall be paid into the Collection Accounts.

      12.1.5 All monies for the Warranty Retention shall be held within the Collection Accounts.

The Collection Accounts shall be kept open until the final payment under the Framework Agreement, the Sub-Framework Agreement and any Service Provision Agreement has been received and withdrawn or the end of the period determined for the Warranty Retention.

13.   ACCOUNTS AND FINAL RECONCILIATION

13.1  PASSL shall maintain accounts showing:

      13.1.1 Direct Costs;

      13.1.2 Core Set Up Costs;

      13.1.3 PSB Hosting Costs;

      13.1.4 Central Management Costs;

      13.1.5 PSB Set Up Costs;

      13.1.6 Fees chargeable for the provision of Value Added Services;

      13.1.7 the amount of the OGC Charge;

      13.1.8 the amount of any Warranty Retention identifying the relevant Services and Consortium Member for which it is held;

      13.1.9 Subscription Revenue;

      13.1.10 any Performance Incentives payable;

      13.1.11 the amount of the Development Pool;

      13.1.12 details of aggregation discounts;

      13.1.13 interest paid or received ;

      13.1.14 any other additional items or revenue or liability that are identified in the Framework Agreement by PASSL; and

      13.1.15 amounts payable to each Consortium Member under the Agreed Mechanism or otherwise.

13.2 PASSL shall no later than 30 days following each Accounting Period provide to each Consortium Member a statement in respect of the information under Clause 13.1(above) for the relevant Accounting Period showing all of the information for such 3 month period.

13.3 PASSL shall perform a reconciliation three months after termination and a final reconciliation on expiry of the Agreement when all outstanding revenue has been received.

13.4 PASSL shall keep proper books of account and records detailing the information set out in Clause 13.1 to enable each Consortium Member to check the accuracy of the income received by it and any payments made. PASSL shall permit each Consortium Member and its authorised representatives such access on not more than 2 visits per annum to its premises during normal business hours to inspect such records as may be necessary for the purpose of verifying the statements given by PASSL. The costs of such representatives and all associated costs of the inspection shall be borne by the inspecting Consortium Member.

14.   LIABILITY OF THE PARTIES

14.1  In the event of:

      14.1.1 a claim being brought against any or all of the parties by OGC for breach of the Framework Agreement, PSB's under Service Provision Agreements, Suppliers for breach of the Supplier Agreements, or by OGC, PSB's or Suppliers or any employee or sub-contractor of OGC. PSB's or Suppliers or of any party, arising in respect of negligence, breach of statutory duty, or any other tort or in respect of any other legal right or remedy, howsoever arising out of the performance of the works under the Framework Agreement, Sub-Framework Agreements, or any Service Provision Agreements;

      14.1.2 any occurrence affecting the Services supplied pursuant to the Framework Agreement or Sub-Framework Agreements resulting from a material breach thereof by any party; or

      14.1.3 a successful prosecution against any party or its directors or employees in respect of any failure to comply with any legal requirement to be complied with during the course of the works under the Framework Agreement;

      then as between the parties all liabilities, costs, claims, demands, expenses, fines and other penalties (including legal fees and expenses) arising therefrom or in any way relating thereto shall be borne by each party to the extent of its responsibility as determined by the Steering Committee or in default of agreement in accordance with the Dispute Resolution Procedure.

14.2 In the event of a claim, all liabilities, costs, claims, demands, expenses, fines and other penalties (including legal fees and expenses) arising from that claim or in any way relating thereto shall be met in the first instance from any applicable Warranty Retention and then under the terms of the Agreed Mechanism.

14.3 Without prejudice to any other rights PASSL may have under this Agreement, the Sub-Framework Agreements or at law, PASSL will claim from the responsible Consortium Member either by offsetting the value of the claim from any monies payable to that Consortium Member under the Agreed Mechanism or claiming under the terms of the relevant Sub-Framework as the case may be.

14.4 Where a claim of the type contemplated by clause 14.1 is brought by OGC or a third party and either the summary dismissal or withdrawal of such claim has not been achieved or the parties have not agreed an alternative course of action within 20 Business Days, then, without prejudice to PASSL's other rights and remedies, no further payment under the Agreed Mechanism shall be paid to a Consortium Member (and if not made already, payments for Value Added Services or PSB Set Up Costs if the relevant breach was caused in the provisions of those Services shall also be withheld) until that claim has been settled or otherwise resolved and/or monies up to a maximum of the value of the relevant claim plus anticipated costs and liability in costs have been withheld in accordance with this Clause 14.4. On settlement or resolution of such claim any accrued payments (if any) shall, subject to the other provisions of this Agreement, become payable forthwith. The Steering Committee, by majority vote, may determine that any claim may be a nuisance claim or otherwise not bona fide and may make representations to the directors of PASSL that the claim should either be ignored or dealt with in an alternative way. PASSL shall procure that its directors give all due consideration to any such representations and, where practicable, having regard to the need to ensure that sufficient monies are available to meet or settle claims which prove to be bona fide on a timely basis without further advances on the Loan and without PACS incurring liability under the Performance Guarantee, use reasonable endeavours to agree an alternative course of action, which may include the withholding of some but not all of the payments which would otherwise be due to the Consortium Members.

14.5 If the responsibility for the claim cannot be allocated in accordance with Clause 14.1 to a particular Consortium Member all Consortium Members who may be implicated in the claim shall not be entitled to receive any payment from PASSL until the matter is resolved.

14.6 If the quantum of any claim is greater than or equal to the Subscription Revenue in any month PASSL shall be entitled to suspend all payments under the Agreed Mechanism until Subscription Revenue is greater than the quantum of the claim.

14.7 Each party's liability shall be limited as set out in Clause 10 of the Sub-Framework Agreement and the limitations of liability and exclusions contained therein apply equally to this Agreement for each party, for the avoidance of doubt PASSL's aggregate liability to each Consortium Member under this Agreement, whether arising in contract, tort (including negligence), misrepresentation (other than fraudulent misrepresentation), breach of statutory duty or otherwise pursuant to this Agreement, shall be limited to the amount of Subscription Revenue, Risk Premium or Additional Risk Premium paid to a Consortium Member over the 12 months preceding the default giving rise to the liability or (pound)100,000 (whichever is the greater).

14.8  If a claim of the type contemplated by clause 14.1 is brought then:

      14.8.1 PASSL shall notify the Consortium Members of such claim as soon as reasonably practicable;

      14.8.2 PASSL shall take action with regard to the claim within a reasonable time having regard to the size and complexity of the claim and to timescales set by the relevant court;

      14.8.3 if a claim does not appear to have a real prospect of success then PASSL shall seek summary judgment to dismiss the claim as soon as reasonably practicable if its legal advisers consider that making such an application is reasonable and has a reasonable prospect of succeeding.

      In the event that PASSL's legal advisers do not consider that making an application for summary judgment is reasonable and has a reasonable prospect of succeeding and a Consortium Member disagrees then, with the unanimous agreement of the Steering Committee, PASSL shall nevertheless make such an application (or at its discretion and subject to the consent of the court) allow the relevant Consortium Member to make such an application but at the expense of the relevant Consortium Member.

14.9 For the avoidance of doubt, a Consortium Member may only have conduct of any third party claim pursuant to its Sub-Framework Agreement where (i) the criteria for conduct of claims included in the relevant Sub-Framework Agreement are met; and (ii) the Sub-Provider is allocated the entire responsibility for such claim pursuant to Clause 14.1. Where a Consortium Member does have conduct of a claim then any obligations relating to the conduct of claims in this Clause 14 (including without limitation those in Clause 14.8 other than 14.1) shall be obligations of the Consortium Member and not obligations of PASSL (as currently contemplated by such Clauses).

15.   EXPELLED PARTIES

15.1 Where a Sub-Framework Agreement with a Consortium Member is terminated for whatever reason except by expiry, then that party shall no longer have all the rights as if they were named in this Agreement as a Consortium Member but shall remain subject to any outstanding obligations as at the date on which such termination occurred and that party shall be known as an "Expelled Party."

15.2 The Expelled Party shall have no entitlement to any Subscription Revenue, Risk Premium or Additional Risk Premium (or interest) in any future Accounting Period other than the Accounting Period prior to the one in which the Sub-Framework was terminated.

16.   CONFIDENTIALITY

16.1 The provisions in relation to confidentiality contained within each Sub-Framework Agreement shall apply to this Agreement making the necessary changes where required. The parties acknowledge that this Agreement may have to be disclosed to the US Securities and Exchange Commission and hereby consent to such disclosure.

17.   TAXATION

17.1 Each party shall bear its own liability for any taxation or duty chargeable in the United Kingdom in respect of its participation in the venture and each undertakes to indemnify the other in respect of any such taxation assessed on and paid by the other in respect of which the former is primarily liable.

17.2 Any supply made by one party to the other pursuant to this Agreement shall be exclusive of any VAT chargeable on it, which shall (where required by law) be paid by the party to whom the supply is made in addition to the payment for the supply, subject to the provision to it of a valid VAT invoice.

17.3 All payments to be made by one party to the other under this Agreement shall be made in full without deduction of or withholding for or on account of any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature unless the party making the payment is required by law to make any such deduction or withholding. If such withholding or deduction is so required by law, then the party making the payment shall increase the amount of the payment so that the other party receives the same amount as it would have received in the absence of the requirement to make the withholding or deduction, and the party making the payment shall give to the other party an appropriate certificate as may be required by law showing the amount.

      If the party receiving the payment subsequently obtains relief or credit in respect of the withholding or deduction, then it shall promptly repay to the party which made the payment an amount equal to the credit or relief obtained up to a maximum of the amount by which the payment was increased to take account of the withholding or deduction. The parties shall co-operate with a view to allowing each other to obtain any available relief or credit in respect of any such withholding or deduction in respect of taxation, and in particular but without prejudice to the foregoing generality shall give any information reasonably required by the other party in connection with the making of a claim for relief under an applicable double taxation treaty.

18.   DISPUTES

18.1 All Disputes between the Parties will be resolved in accordance with Schedule ERROR! REFERENCE SOURCE NOT FOUND.

19.   GENERAL

19.1 This Agreement is binding upon the parties and their respective successors and permitted assigns. Except as stated below in Clause 19.2 in respect of PASSL, no party may assign the benefit (including any present, future or contingent interest or right to any sums or damages payable by any party under or in connection with this Agreement) or delegate the burden of this Agreement or otherwise sub-contract, mortgage, charge or otherwise transfer any or all of its rights and obligations under this Agreement without the prior written consent of the other parties which they may in their absolute discretion refuse. If a party sub-contracts any of its obligations under the Framework or other associated agreements to a third party such sub-contracting shall not affect any of the provisions of this Agreement or the obligations of that party, who shall remain liable for the acts or omissions of the subcontractor.

19.2 PASSL may assign transfer or novate the benefit subject to the burden of this Agreement to its holding company and any subsidiaries of that Holding Company and any other company controlled by PA Holdings Limited. "Holding Company" and "subsidiary" shall have the meanings attributed to them in section 736 and 736A of the Companies Act 1985.

19.3 No failure or delay by any party to exercise any right, power or remedy will operate as a waiver of it nor will any partial exercise preclude any further exercise of the same, or of some other right, power or remedy.

19.4 Save where provided otherwise in this Agreement, each of the Consortium Members shall pay their own costs incurred in connection with the preparation, execution, completion and implementation of this Agreement.

19.5 No announcement, circular, advertisement or other publicity in connection with the subject matter of this Agreement or any ancillary matter shall be made or issued by or on behalf of the parties to this Agreement (save as required by law) without the prior consent of the Steering Committee.

19.6 Without prejudice to the Sub-Framework Agreements this Agreement contains all the terms which the parties have agreed in relation to the opportunity to share revenue and other associated rights and obligations between the parties and it, supersedes any prior written or oral agreements, representations or understandings between the parties relating to such subject matter. No party has been induced to enter into this Agreement or any of those documents by a statement or promise which they do not contain, save that this clause shall not exclude any liability which one party would otherwise have to the other in respect of any statements made fraudulently by that party.

19.7 If any clause or part of this Agreement is found by any court, tribunal, administrative body or authority of competent jurisdiction to be illegal, invalid or unenforceable then that provision shall, to the extent required, be severed from this Agreement and shall be ineffective without, as far as is possible, modifying any other clause or part of this Agreement and this shall not affect any other provisions of this Agreement which shall remain in full force and effect.

19.8 Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

19.9 This Agreement may be executed in any number of counterparts, each of which so executed shall be an original, but together shall constitute one and the same instrument.

20.   NOTICES

20.1 Any notice, demand or communication in connection with this Agreement shall be in writing and may be delivered by hand, pre-paid first class post or fax (if sent from overseas) addressed to the recipient at its registered office or its address or fax number as the case may be stated in Clause 20.3 (or such other address or fax number, as may be notified in writing from time to time) and shall be marked for the attention of the contact name specified in Clause 20.3 below.

20.2 The notice, demand or communication shall be deemed to have been duly served:

      20.2.1 if delivered by hand, when left at the proper address for service;

      20.2.2 if given or made by prepaid first class post 48 hours after being posted;

      20.2.3 if given or made by fax, at the time of transmission, provided that a confirming copy is sent by first class pre-paid post to the other party within 24 hours after transmission;

      provided that, where in the case of delivery by hand or transmission by facsimile, such delivery or transmission occurs either after 4.00 p.m. on a Business Day, or on a day other than a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day (such times being local time at the address of the recipient).

20.3  The addresses for the parties are as follows:

      ELCOM                               IMPAQ

      Mr Kevin Beare                      Michael Bennett
      Company Secretary

      Elcom Systems Ltd                   Lantern House, Walnut Tree Close,
      Forest House                        Guildford, Surrey, GU1 4TX;
      3-5 Horndean Road
      BRACKNELL                           Fax No. 01483 466901
      RG12 0XQ

      Tel: 01344 305244
      Fax: 01344 305245

      eMail: kevin.beare@kevinbeare.com

      and

      Mr. John Halnen
      COO
      Elcom International, Inc.
      10 Oceana Way
      Norwood, Ma 02062

      Tel: 001-781-501-4010
      Fax: 001-781-551-0409
      jhalnen@elcom.com

      PACS                                @UKPLC

      The Company Secretary               Alice Leyland

      123 Buckingham Palace Road,         Unit 5 Jupiter House

      London,                             Calleva Park

      SW1W 9SR                            Aldermaston

                                          Reading

                                          RG7 8NN

      Fax No. +44 20 7312 4911            0118 963 7012

      PASSL

      The Company Secretary

      123 Buckingham Palace Road,
      London, SW1W 9SR

      Fax No. +44 20 7312 4911

21.   AMENDMENTS

21.1 This Agreement can be amended with the agreement of all the parties acting through the Steering Committee in order to give effect to rights and obligations to pay or receive monies under the Framework Agreement and associated agreements (as may be amended or supplemented from time to time).

21.2 PASSL agrees to notify each Consortium Member as soon as possible if this Agreement needs to be changed in order to give effect to the rights and obligations to pay or receive monies under the Framework Agreement and associated agreements (as may be amended and supplemented from time to time) and will provide proposed wording with a description of the impact of the amendment on this Agreement. PASSL shall consider any representations made by the Steering Committee and issue new wording if necessary.

21.3 Agreement to the amendments proposed in Clause 21.2 shall not be unreasonably withheld or delayed by a Consortium Member and each Consortium Member agrees to co-operate with PASSL to ensure the amendments are correctly implemented in a timely manner.

21.4 In the absence of agreement of a party the amendment shall be made in accordance with the wording provided in Clause 21.2 and the parties who do not agree to the amendment may refer the matter for Dispute Resolution.

21.5 For the avoidance of doubt, the provisions of this clause 21 are subject to clause 8.4.2 of each Consortium Member's Sub-Framework Agreement.

22.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      This Agreement does not create any rights for any other entities that are not party to this Agreement for the purposes of the Contracts (Rights of Third Parties) Act 1999 and no third party shall otherwise have any rights under this Agreement

23.   GOVERNING LAW AND JURISDICTION

23.1 The construction, validity and performance of this Agreement shall be governed by the laws of England and, subject to the provisions of the Dispute Resolution Procedure, each party submits to the exclusive jurisdiction of the English courts for the purposes of determining any dispute arising out of this Agreement or the transactions contemplated by it.

SIGNED BY the duly authorised representatives of the parties on the date(s) stated below

SIGNED by /s/ Robert J. Crowell
duly authorised to sign for and on
behalf of Elcom Systems Limited
Print Name

Job Title

Date August 12, 2005

SIGNED by
duly authorised to sign for and on
behalf of IMPAQ Business Solutions
Limited
Print Name

Job Title

Date

SIGNED by /s/ Simon Hirtzel
duly authorised to sign for and on
behalf of PA Consulting Services Limited
Print Name

Job Title

Date August 12, 2005

SIGNED by
duly authorised to sign for and on
behalf of @UK plc
Print Name

Job Title

Date

SIGNED by /s/ Veera Johnson
duly authorised to sign for and on
behalf of PA Shared Services Limited
Print Name

Job Title

Date August 12, 2005